UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 16, 2008

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 16, 2008, Exar Corporation (the “Company”) entered into a Sublease Agreement, dated as of January 16, 2008 (the “Agreement”), under which Kovio Inc. (“Subtenant”) will sublease certain improved real property located at 233 South Hillview Drive in Milpitas, California, from the Company. The leased property consists of one single-story 58,607 square foot building (“Building One”), one 2-story 35,208 square foot building (“Building Two”) and a lobby consisting of 1,875 square feet.

The Company leases this property from Mission West Properties L.P. (the “Landlord”) under that certain Standard Form Lease, dated March 9, 2006 (the “Master Lease”), between the Company and Landlord, as amended on August 23, 2007 (the “Amendment”). The Master Lease was filed as Exhibit 10.2 to Sipex Corporation’s Current Report on Form 8-K, filed on March 13, 2006 and incorporated herein by reference, and the Amendment was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, filed on November 9, 2007 and incorporated herein by reference.

The rent commencement date under the Agreement is April 15, 2008 and the expiration date of the Agreement is March 31, 2011. The effective monthly base rent rate is $1.23 per square foot, and Subtenant will also be responsible for certain additional costs that the Company is required to incur under the Master Lease. Subtenant is required to make a security deposit pursuant to a Letter of Credit in the face amount of $1,400,479 which names the Company as beneficiary and which is issued or confirmed by a financial institution acceptable to the Company in its reasonable discretion. The Agreement is conditioned upon, among other things, obtaining the Landlord’s consent to the Agreement and compliance by Subtenant with certain terms and conditions of the Master Lease. The foregoing summary of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Sublease Agreement between Exar Corporation and Kovio Inc., dated as of January 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2008

EXAR CORPORATION

By:	/s/ J. Scott Kamsler
	Name:	J. Scott Kamsler
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Sublease Agreement between Exar Corporation and Kovio Inc., dated as of January 16, 2008.